As filed with the Securities and Exchange Commission on April 27, 2007^
                                                                                                     1940 Act File No. 811-2589

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM N-1A

REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940 [ ]

AMENDMENT NO. 31^ [X]

EATON VANCE SERIES TRUST
(Exact Name of Registrant as Specified in Charter)

The Eaton Vance Building
255 State Street, Boston, MA 02109
(Address of Principal Executive Offices)

(617) 482-8260
(Registrant's Telephone Number including Area Code)

Alan R. Dynner
The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109
(Name and address of agent for service)

       Throughout this Registration Statement, information concerning Tax-Managed Growth Portfolio (the “Portfolio”) (File No. 811-7409) is incorporated by reference from Amendment No. 125^ to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 2-90946 under the Securities Act of 1933 (the “1933 Act”) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission on April 27, 2007^ (Accession No. 0000940394-07-000470^ ). The Amendment contains a prospectus (the “Feeder Fund prospectus”) and statement of additional information (“Feeder Fund SAI”) for Eaton Vance Tax-Managed Growth Fund 1.2 (the “Feeder Fund”), which invests substantially all of its assets in the Portfolio. Certain investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.

PART A

       Responses to Items 1, 2,3 and 8 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

       (a) Eaton Vance Series Trust (the “Registrant” or the “Trust”) is an open-end diversified management investment company. The investment objective of Eaton Vance Tax-Managed Growth Fund 1.0 (the “Fund”), the sole series of the Registrant, is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Trustees intend to submit any proposed change, that would be material to shareholders for approval.

       (b) and (c) The Fund seeks to achieve its investment objective by investing in the Portfolio. Registrant incorporates by reference information concerning the Portfolio’s investment objective and investment practices and risks from “Fund Summary” and “Investment Objective and Principal Policies and Risks” in the Feeder Fund prospectus.

       (d) Registrant incorporates by reference the description of the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information from “Information about the Fund” under “Shareholder Account Features” in the Feeder Fund prospectus.

Item 5. Management, Organization, and Capital Structure

       (a) Registrant incorporates by reference information concerning the Portfolio’s management from “Management and Organization” in the Feeder Fund prospectus.

       (b) Capital Stock

     Registrant incorporates by reference information concerning interests in the Portfolio from “Management and Organization” in the Feeder Fund SAI.

Item 6. Shareholder Information

       (a) Pricing

       The Fund values its shares once on each day the New York Stock Exchange (the “Exchange”) is open for trading, as of the close of regular trading on the Exchange (normally 4:00 p.m. New York time). The Fund’s net asset value per share is determined by its custodian, Investors Bank & Trust Company (“IBT”), (as agent for the Registrant) in the manner authorized by the Trustees of the Trust. Net asset value is computed by dividing the value of the Fund’s total assets, less its liabilities, by the number of Fund shares outstanding. Because the Fund invests its assets in an interest in the Portfolio, the Fund’s net asset value will reflect the value of its interest in the Portfolio (which, in turn, reflects the underlying value of the Portfolio’s assets and liabilities).

       Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from “Valuing Shares” in the Feeder Fund Prospectus and from “Calculation of Net Asset Value” in the Feeder Fund SAI.

       (b) Purchase of Fund Shares

       Not applicable. Registrant does not offer shares of the Fund for sale.

       (c) Redemption of Fund Shares

       A shareholder has the right to redeem Fund shares by delivering to the transfer agent during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed. A shareholder can obtain a signature guarantee at certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary. Payment will be made within seven days of the receipt of the aforementioned documents.

       The Registrant reserves the right to pay the redemption or repurchase price of Fund shares in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed would be valued pursuant to the Portfolio’s valuation procedures. If the portfolio securities so distributed are sold by the redeeming shareholder, brokerage commissions or other transaction costs will be incurred in connection with such sale.

       The right to redeem shares of the Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the “SEC”), or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), if an emergency exists as determined by the SEC which makes it impracticable for the Portfolio or the Fund to dispose of its securities or value its assets, or during any other period permitted by order of the SEC for the protection of investors.

       (d) Dividends and Distributions

       Distributions from net investment income are paid at least quarterly and distributions from net realized long-term capital gains are paid at least annually. These distributions are paid in shares of the Fund computed at net asset value, subject to an option to each shareholder to elect to be paid in cash.

       (e) Frequent Purchases and Redemptions of Fund Shares

       In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders. Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage, or increased administrative costs. The Boards of Trustees of the Eaton Vance Funds have adopted policies for the Feeder Fund to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of Feeder Fund shares, which should also minimize any potentially detrimental effects on the Portfolio.

       (f) Tax Consequence

       Since the Fund intends to distribute substantially all of its net investment income and net realized long-term capital gains to shareholders, it is not expected that the Fund will be required to pay any federal income taxes on such income and capital gains. However, shareholders of the Fund normally will have to pay federal income taxes and any state or local taxes, on any such distributions from investment income.

       After the end of each calendar year, each shareholder receives information for tax purposes regarding the distributions paid during the year and the amount of any distributions eligible for the dividends received deduction for corporations.

Item 7. Distribution Arrangements

       (a) and (b) Not applicable

       (c) Whenever the Fund as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio's business, which may be determined by the Trustees of the Portfolio without investor approval), the Fund will hold a meeting of Fund shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders. The Fund shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require a Fund to withdraw its investment in the Portfolio or take other appropriate action. The Fund can withdraw from the Portfolio at any time.

       In the event the Fund withdraws all of its assets from the Portfolio, or the Board of Trustees of the Registrant determines that the investment objective of the Portfolio is no longer consistent with the investment objective of the Fund, such Trustees would consider what action might be taken, including investing the assets of the Fund in another pooled investment entity or retaining an investment adviser to manage the Fund's assets in accordance with its investment objective. The Fund's investment performance may be affected by a withdrawal of all its assets (or the assets of another investor) from the Portfolio.

PART B

Item 9. Cover Page and Table of Contents

       Not applicable

Item 10. Fund History

       Registrant is a Massachusetts business trust organized on June 24, 1996. Registrant currently has one series, Eaton Vance Tax-Managed Growth Fund 1.0 (the “Fund”). Prior to March 1, 2001, the Fund was known as Capital Exchange Fund.

Item 11. Description of the Fund and Its Investments and Risks

       Registrant is an open-end diversified management investment company.

       Part A contains information about the investment objective and policies of the Fund. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

       Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from “Strategies and Risks” and “Investment Restrictions” in the Feeder Fund SAI. The Fund is subject to the same investment restrictions as the Portfolio. Registrant incorporates by reference the Portfolio’s portfolio turnover rates from “Financial Highlights” in the Feeder Fund prospectus.

Item 12. Management of the Fund

       (a) - (b) Registrant incorporates by reference additional information concerning the management of the Portfolio from “Management and Organization” in the Feeder Fund SAI. The Board of Trustees of Registrant has the same committees with the same composition as the committees of the Portfolio's Board.

Number of Portfolios in Fund Complex Overseen By Trustee^ (1)
	Position(s) with the Fund/Portfolio	Term of Office and Length of Service
			Principal Occupation(s) During Past Five Years		Other Directorships Held
Name and Date of Birth

INTERESTED TRUSTEES

THOMAS E FAUST JR.	Trustee since	Vice President	President of EVC, Eaton Vance, BMR	164	Director of EVC
5/31/58	April 23, 2007	of the Trust	and EV, and Director of EVC and EVD.
	Vice President	since 1998,	Chief Investment Officer of EVC, Eaton
	of the Trust and	Vice President	Vance and BMR. Trustee and/or Officer
	the Portfolio	of the Portfolio	of 164 registered investment companies
		since 2002	and 5 private investment companies
managed by Eaton Vance or BMR. Mr.
Faust is an interest person because of his
positions with BMR, Eaton Vance, EVC,
EVD and EV which are affiliates of the
Trust and Portfolio.

JAMES B. HAWKES	Trustee	Trustee of the	Chairman and Chief Executive Officer of	^172	Director of EVC
11/9/41		Trust since	EVC, BMR, Eaton Vance and EV;
		1997, Vice	Director of EV; ^Chief Executive
		President from	Officer, President and Director of EVD.
		1996 to 1997 and	Trustee and/or officer of ^172 registered
		President 1997 to	investment companies in the Eaton
		2002; Trustee of	Vance Fund Complex. Mr. Hawkes is an
		the Portfolio since	interested person because of his
		1997 and President	positions with BMR, Eaton Vance, EVC
		1995 to 2002	and EV, which are affiliates of the Trust
and Portfolio.

NONINTERESTED TRUSTEES

BENJAMIN C. ESTY	Trustee	Trustee of the	Roy and Elizabeth Simmons Professor	^172	None
1/2/63		Trust and the	of Business Administration , Harvard
		Portfolio since	University Graduate School of Business
		April 29, 2005	Administration (since 2003). Formerly,
Associate Professor, Harvard University
Graduate School of Business
Administration (2000-2003).

ALLEN R. FREEDMAN	Trustee	Since 2007	Former Chairman and Chief	169	Director of Assurant,
4/3/40			Executive Officer of Assurant, Inc.		Inc., Loring Ward
			(insurance provider) (1978-2000).		International (fund
distributor) and
Stonemar Partners L.P.
(owner and operator of
cemeteries)

SAMUEL L. HAYES, III	Chairman of the	Trustee of the	Jacob H. Schiff Professor of Investment	^172	Director of Tiffany
2/23/35	Board and	Trust since	Banking Emeritus, Harvard University		& Co. (specialty
	Trustee	1996; of the	Graduate School of Business		retailer)
		Portfolio since	Administration. Director of Yakima
		1995; Chairman of	Products, Inc. (manufacturer of
		the Board since	automotive accessories) (since 2001)
		2005	and Director of Telect, Inc.
(telecommunication services company).^

Number of Portfolios in Fund Complex Overseen By Trustee(1)

	Position(s) with the Fund/Portfolio	Term of Office and Length of Service
			Principal Occupation(s) During Past Five Years		Other Directorships Held
Name and Date of Birth

WILLIAM H. PARK	Trustee	Since 2003	Vice Chairman, Commercial Industrial	^172	None
9/19/47			Finance Corp. (specialty finance
company) (since 200^6). Formerly,
President and Chief Executive Officer,
Prizm Capital Management, LLC
(investment management firm) (2002-
2005).^

RONALD A. PEARLMAN	Trustee	Since 2003	Professor of Law, Georgetown	^172	None
7/10/40			University Law Center (since 1999).

NORTON H. REAMER	Trustee	Trustee of the	President, Chief Executive Officer and a	^172	None
9/21/35		Trust since	Director of Asset Management Finance
		1996; of the	Corp. (a specialty finance company
		Portfolio since	serving the investment management
		1995	industry) (since October 2003).
President, Unicorn Corporation (an
investment and financial advisory
services company) (since September
2000). Formerly, Chairman and Chief
Operating Officer, Hellman, Jordan
Management Co., Inc. (an investment
management company) (2000-2003).
Formerly, Advisory Director of
Berkshire Capital Corporation
(investment banking firm) (2000-2003).

HEIDI L. STEIGER	Trustee	Since 2007	President, Lowenhaupt Global Advisors,	169	Director of Nuclear
7/8/53			LLC (global wealth management firm)		Electric Insurance Ltd.
			(since 2005); President and Contributing		(nuclear insurance
			Editor, Worth Magazine (2004);		provider) and Aviva
			Executive Vice President and Global		USA (insurance
			Head of Private Asset Management (and		provider)
various other positions), Neuberger
Berman (investment firm) (1986-2004).

LYNN A. STOUT	Trustee	Since 2003	Professor of Law, University of	^172	None
9/14/57			California at Los Angeles School of Law
(since July 2001). Formerly, Professor of
Law, Georgetown University Law
Center.

RALPH F. VERNI	Trustee	Trustee of the	Consultant and private investor (since	^172	None
1/26/43		Trust and the	2000).^
Portfolio since
April 29, 2005

(1) Includes both master and feeder funds in a master-feeder structure.

Principal Officers who are not Trustees

	Position(s) with the Fund/Portfolio	Term of Office and Length of Service
Name and Date of Birth			Principal Occupation(s) During Past Five Years

DUNCAN W. RICHARDSON 10/26/57	President of the Trust and the Portfolio	President of the Trust and the Portfolio since 2002, Vice President of the Portfolio 1995 to 2002	Executive Vice President and Chief Equity Investment Officer of EVC, Eaton Vance and BMR. Officer of 51 registered investment companies managed by Eaton Vance or BMR.

^
MICHELLE A. GREEN 8/25/69	Treasurer of the Trust and the Portfolio	Since 2002	President of Eaton Vance and BMR. Officer of ^63 registered investment companies and 5 private investment companies managed by Eaton Vance or BMR.

ALAN R. DYNNER 10/10/40	Secretary	Since 2002	Vice President, Secretary and BMR. Officer of ^172 registered investment companies managed by Eaton Vance or BMR.

     Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Fund and in all Eaton Vance Funds overseen by the Trustee as of December 31, 2006^ .

	Dollar Range of Equity Securities Owned in the Fund	Aggregate Dollar Range of Equity Securities Owned in All Registered Funds Overseen by Trustee in the Eaton Vance Fund Complex

Name of Trustee

Interested Trustee
James B. Hawkes	None	over $100,000
Thomas E. Faust Jr.**	None	over $100,000
Noninterested Trustees
Benjamin C. Esty	None	$50,001 - $100,000
Allan R. Freedman***	None	None
Samuel L. Hayes, III	None	over $100,000
William H. Park	None	over $100,000
Ronald A. Pearlman	None	over $100,000
Norton H. Reamer	None	over $100,000
Heidi L. Steiger***	None	None
Lynn A. Stout	None	over $100,000*
Ralph F. Verni	None	over $100,000*

    * Includes shares which may be deemed to be beneficially owned through a Trustee Deferred Compensated Plan.
  ** Mr. Faust was appointed a Trustee on April 23, 2007.
*** Mr. Freedman and Ms. Steiger were appointed Trustees on April 23, 2007 and had no beneficial ownership of securities in the Fund or in the Eaton Vance Fund Complex as of December 31, 2006.

       As of December 31, 2006^ , no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD.

     (c) The fees and expenses of those Trustees of the Registrant and the Portfolio who are not members of the Eaton Vance organization (noninterested Trustees) are paid by the Registrant and the Portfolio, respectively. (The Trustees of the Registrant and the Portfolio who are members of the Eaton Vance organization receive no compensation from the Registrant or the Portfolio.) For the fiscal year ended December 31, 2006^ , the noninterested Trustees of the Registrant and the Portfolio earned the following compensation in their capacities as Trustees from the Fund and the Portfolio. For the year ended December 31, 2006^ , the noninterested Trustees earned the following compensation from all of the funds in the Eaton Vance fund complex:(1)

	Benjamin C. Esty	Samuel L. Hayes, III	William H. Park	Ronald A. Pearlman	Norton H. Reamer	Lynn A. Stout	Ralph F. Verni

Trust^	^$485	^$692	^$432	^$458	^$447	^$492	^$478
Portfolio	^$4,080	^$6,381	^$3,956(3)	^$4,057	^$4,136	^$4,311(4)	^$4,158(5)
Total Compensation From Complex	^$185,000	^$300,000	^$185,000(6)	^$185,000	^$195,000	^$195,000(7)	^$185,000(8)

(1) As of May 1, 2007^ , the Eaton Vance fund complex consists of 170^ registered investment companies or series thereof. ^
(2) The Trust consisted of 1 Fund as of FYE December 31, 2006^ .
(3) Includes $3,429^ of deferred compensation.
(4) Includes $1,195^ of deferred compensation.
(5) Includes $2,500^ of deferred compensation.
(6) Includes $133,680 of deferred compensation.
(7) Includes $45,000 of deferred compensation.
(8) Includes $92,500 of deferred compensation.

       Trustees of the Portfolio that are not affiliated with its investment adviser, BMR, may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the “Trustees’ Plan”). Under the Trustees’ Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Trustees’ Plan will be determined based upon the performance of such investments. Deferral of Trustees’ fees in accordance with the Trustees’ Plan will have a negligible effect on the Portfolio’s assets, liabilities, and net income, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. Neither the Registrant nor the Portfolio has a retirement plan for Trustees.

       (d) Not applicable.

       (e) Code of Ethics

       Registrant incorporates by reference information concerning relevant codes of ethics from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

       (f) Proxy Voting Policies

       Registrant incorporates by reference information concerning relevant proxy voting policies from “Management and Organization” and from “Appendix E” and “Appendix F” in the Feeder Fund SAI.

Item 13. Control Persons and Principal Holders of Securities

       (a) - (c) As of April 1, 2007^ , the Trustees and officers of the Registrant, as a group, owned in the aggregate less than 1% of the outstanding shares of the Fund. To the knowledge of the Registrant no person of record or beneficially owned 5% or more of the Fund's shares as of April 1, 2007^ .

Item 14. Investment Advisory and Other Services

       (a) and (c) - (h) Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from “Investment Advisory and Administrative Services” and “Other Service Providers” in the Feeder Fund SAI. Eaton Vance serves as administrator of the Fund, providing the Fund with administrative services and related office facilities. Eaton Vance does not currently receive a fee for serving as administrator. Registrant incorporates by reference information concerning the portfolio manager of the Portfolio from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

       (b) Not applicable

Item 15. Portfolio Managers

       Registrant incorporates by reference information concerning the portfolio manager of the Portfolio from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

Item 16. Brokerage Allocation and Other Practices

       Registrant incorporates by reference information concerning the brokerage practices of, and brokerage commissions paid by, the Portfolio from “Portfolio Security Transactions” in the Feeder Fund SAI.

Item 17. Capital Stock and Other Securities

       (a) The Registrant may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as the Fund). Each share of the Fund represents an equal proportionate beneficial interest in the Fund. When issued and outstanding, the shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

       The Declaration of Trust may be amended by the Trustees when authorized by a majority of the outstanding voting securities of the Trust affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes as do not have a materially adverse effect on the rights or interests of shareholders or if they deem it necessary to conform the Declaration to the requirements of federal laws or state laws or regulations. The Trust or any series may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a series entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series is not in the best interest of the Trust, or such series or of their respective shareholders.

       As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholder's meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust’s By-Laws, the Trustees shall continue to hold office and may appoint successor Trustees.

       The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In addition, the Bylaws of the Trust provide that no natural person shall serve as a Trustee of the Trust after the holders of record of not less than two-thirds of the outstanding shares have declared that he be removed from office either by declaration in writing filed with the custodian of the assets of the Trust or by votes set in person or by proxy at a meeting called for the purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communicating with shareholders about such a meeting. The By-laws also provide that the Trustees shall promptly call a meeting of shareholders for the purpose of voting upon a question of removal of a Trustee when requested to do so by the record holders of not less than 10 per centum of the outstanding shares.

       Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust's By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. (The Declaration also contains provisions limiting the liability of a series or class to that series or class). Moreover, the Trust’s By-laws also provide for indemnification out of the property of the Fund of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of the Fund will ordinarily substantially exceed its liabilities. In light of the nature of the Fund’s business and the nature of its assets, management believes that the possibility of the Fund’s liabilities exceeding its assets, and therefore the shareholder’s risk of personal liability, is extremely remote.

       (b) Not applicable

Item 18. Purchase, Redemption and Pricing

       (a) and (b) The Registrant does not offer shares of the Fund for sale.

       (c) Registrant incorporates by reference information concerning valuation of the Portfolio's assets from “Purchasing and Redeeming Shares - Calculation of Net Asset Value” in the Feeder Fund SAI.

Item 19. Taxation of the Fund

       The Fund, as a series of a Massachusetts business trust, is treated as a separate entity for accounting and tax purposes. The Fund has met the requirements of subchapter M for the taxable year ending December 31, 2006^ and intends to meet such requirements for the taxable year ending December 31, 2007.^ Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net income and net short-term and long-term capital gains (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any federal income or excise tax. If the Fund qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

       Because the Fund invests its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for the Fund to also satisfy these requirements. For federal income tax purposes, the Portfolio intends to be treated as a partnership that is not a “publicly traded partnership” and, as a result, will not be subject to federal income tax. The Fund, as an investor in the Portfolio, will be required to take into account in determining its federal income tax liability its share of such Portfolio’s income, gains, losses, deductions and credits, without regard to whether it has received any distributions from such Portfolio. The Portfolio will allocate at least annually among its investors, including the Fund, the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. For purposes of applying the requirements of the Code regarding qualification as a RIC, the Fund (i) will be deemed to own its proportionate share of each of the assets of the Portfolio and (ii) will be entitled to the gross income of the Portfolio attributable to such share.

       For taxable years beginning on or before December 31, 2010^ , “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends allocated by the Portfolio to the Fund and received by a Fund shareholder to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Portfolio or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to such Fund’s shares. In any event, if the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income, then 100% of the Fund’s dividends (other than properly designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

       In order to avoid incurring a federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year (i) at least 98% of its ordinary income for such year, (ii) at least 98% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund paid no federal income tax. If a Fund fails to meet these requirements it will be subject to a nondeductible 4% excise tax on the undistributed amounts. Under current law, provided that the Fund qualifies as a RIC and the Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Fund nor the Portfolio should be liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

       If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the shareholder as ordinary income. However, such distributions will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

       The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments in the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to investors.

       In general, gain or loss on a short sale is recognized when the Portfolio closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally considered as capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in the Portfolio’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of “substantially identical property” held by the Portfolio. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Portfolio for more than one year. In general, the Portfolio will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

       As a result of entering into swap contracts, the Portfolio may make or receive periodic net payments. The Portfolio may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Portfolio has been a party to a swap for more than one year). The tax treatment of many types of credit default swaps is uncertain. Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, forward contracts and similar instruments (to the extent permitted) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

       Investments in “passive foreign investment companies” (“PFICs”) could subject the Portfolio to U.S. federal income tax or other charges on certain distributions from such companies and on disposition of investments in such companies; however, the tax effects of such investments may be mitigated by making an election to mark such investments to market annually or treat the passive foreign investment company as a “qualified electing fund”.

       If the Portfolio were to invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, the Portfolio might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the fund, and such amounts would be subject to the distribution requirements described above. In order to make this election, the Portfolio would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain. Alternatively, if the Portfolio were to make a mark-to-market election with respect to a PFIC, the Portfolio would be treated as if it had sold and repurchased the PFIC stock at the end of each year. In such case, the Portfolio would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. The Portfolio may be required to recognize income in excess of the distributions it received from PFICs and its proceeds from dispositions of PFIC stock in any particular year. The Portfolio may have to distribute this “phantom” income and gain to satisfy the distribution requirement and to avoid imposition of the 4% excise tax.

       The Portfolio may be subject to foreign withholding or other foreign taxes with respect to income (possibly including, in some cases, capital gains) on certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. As it is not expected that more than 50% of the value of the total assets of the Portfolio will consist of securities issued by foreign corporations, the Fund will not be eligible to pass through to shareholders its proportionate share of any foreign taxes paid by the Portfolio and allocated to the Fund, with the result that shareholders will not include in income, and will not be entitled to take any foreign tax credits or deductions for, such foreign taxes.

       Any loss realized upon the sale or exchange of Fund shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any distributions treated as long-term capital gain with respect to such shares. In addition, all or a portion of a loss realized on a redemption or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquired other shares of the same Fund (whether through the reinvestment of distributions or otherwise) within the period beginning 30 days before the redemption of the loss shares and ending 30 days after such date. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

       Certain investors in the Portfolio, including RICs, have acquired interests in the Portfolio by contributing securities. Due to tax considerations, during the first seven years following the contribution of securities (or within five years for securities contributed prior to June 9, 1997) to the Portfolio by an investor, such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within the applicable time period will generally receive back one or more of the securities they contributed. In partial redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the highest cost basis.

       The Portfolio has significant holdings of highly appreciated securities that were contributed to the Portfolio by investors other than the Fund. If such securities were to be sold, the resulting capital gain would be allocated disproportionately among the Portfolio’s investors, with the result that the Fund would not be subject to taxation on any gain arising prior to the contribution of the securities to the Portfolio. If securities are contributed to the Fund in a tax-free transaction, the Fund will be liable for any pre-contribution gain if such securities are sold.

       A portion of distributions made by the Fund which are derived from dividends from domestic corporations may qualify for the dividends-received deduction (“DRD”) for corporations. The DRD is reduced to the extent the Fund shares with respect to which the dividends are received are treated as debt-financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally more than 45 days during the 91-day period beginning 45 days before the ex-dividend date. Receipt of certain distributions qualifying for the DRD may result in reduction of the tax basis of the corporate shareholder’s shares. Distributions eligible for the DRD may give rise to or increase an alternative minimum tax for certain corporations.

^   Dividends and distributions on the Fund’s shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared.

       In general, dividends (other than capital gain dividends and exempt-interest dividends) paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”), are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). For taxable years beginning before ^ January 1, 2008, the Fund generally will not be required to withhold any amounts with respect to distributions of (i) U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual foreign person, and (ii) net short-term capital gains in excess of net long-term capital losses, in each case to the extent such distributions are properly designated by the Fund.

       Until December 31, 2007, if the Fund makes a distribution to a foreign shareholder that is attributable to interests in U.S. real property or in corporations for which direct or indirect interests in U.S. real property exceed certain levels and if such foreign shareholder owned more than 5% of the Fund’s outstanding shares at any time during the preceding one year, the distribution will be subject to a 35% withholding tax and will obligate such foreign shareholder to file a U.S. tax return. If a foreign person who owned more than 5% of the Fund’s outstanding shares at any time during the preceding one year redeems shares of the Fund within the 30 days prior to an ex-dividend date of a distribution subject to the 35% tax and within 30 days before or after the ex-dividend date acquires or contracts to acquire a substantially identical interest in the Fund, such foreign person may be subject to the 35% tax and a U.S. filing requirement. After December 31, 2007, these rules apply only to Fund distributions attributable to distributions received by the Fund from real estate investment trusts^ .

       If the Fund’s direct or indirect interests in U.S. real property were to exceed certain levels, a foreign shareholder realizing gains upon redemption from the Fund could be subject to the 35% withholding tax and U.S. filing requirements unless more than 50% of the Fund’s shares were owned by U.S. persons at such time or unless the foreign person had not held more than 5% of the Fund’s outstanding shares throughout either such person’s holding period for the redeemed shares or, if shorter, the previous five years. It is not expected that a significant portion of the Fund’s distributions will be attributable to gains from sale or exchange of U.S. real property interests.

         Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the Internal Revenue Service (the “IRS”) as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker, may be subject to “backup” withholding of federal income tax arising from the Fund’s taxable dividends and other distributions as well as the proceeds of redemption transactions (including repurchases and exchanges), at a rate of 28% for amounts paid through 2010. The backup withholding rate will be 31% for amounts paid thereafter. An individual’s TIN is generally his or her social security number. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

         Under Treasury regulations, if a shareholder realizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact hat a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances. Under recently enacted legislation, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.

         The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as IRAs and other retirement plans, tax-exempt entities , foreign investors, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the federal, state, local, and, where applicable, foreign tax consequences of investing in the Fund.

Item 20. Underwriters

         Not applicable because Registrant does not make a continuous offering of Fund shares.

Item 21. Calculation of Performance Data

         Not applicable.

Item 22. Financial Statements

         Registrant incorporates by reference the audited financial information for the Fund and the Portfolio contained in the Fund's shareholder report for the fiscal year ended December 31, 2006 ^ as previously filed electronically with the SEC in an N-CSR filing made on March 9, 2007 ^ pursuant to Section 30(b) (2) of the Investment Act of 1940) (Accession No. 0001104659-07-017732^ ).

PART C OTHER INFORMATION

Item 23. Exhibits (with inapplicable items omitted)

(a)(1)  Declaration of Trust of the Registrant dated June 24, 1996 filed as Exhibit (1) to
           Amendment No. 19 and incorporated herein by reference.

    (2)  Amendment and Restatement of Establishment and Designation of Series of Shares dated
           October 19, 1998 filed as Exhibit (a)(2) to Amendment No. 23 and incorporated herein by reference.

    (3)  Amendment and Restatement of Establishment and Designation of Series of Shares dated
           August 14, 2000 (effective March 1, 2001) filed as Exhibit (a)(3) to Amendment No. 25 on April 30, 2001 (Accession No. 0000940394-01-500181) and incorporated herein by reference.

(c)       By-laws of the Registrant dated June 24, 1996 filed as Exhibit (2) to Amendment No. 19 and incorporated herein by reference.

(f)       The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Directors. See in the Matter of Capital Exchange Fund, Inc., Release No.
           IC-20671 (November 1, 1994).

(g)(1)  Custodian Agreement dated August 30, 1996 filed as Exhibit (8) to Amendment No. 19 and incorporated herein by reference.

    (2)   Amendment to Master Custodian Agreement with Investors Bank & Trust Company dated December 21, 1998 filed as Exhibit (g)(3) to the Registration Statement of Eaton
           Vance Municipals Trust (File Nos. 33-572, 811-4409) (Accession No. 0000950156-99-
           000050) and incorporated herein by reference.

    (3)  Extension Agreement dated August 31, 2005 to Master Custodian Agreement with
           Investors Bank & Trust Company filed as Exhibit (j)(2) to the Eaton Vance Tax-Managed
           Global Buy Write Opportunities Fund N-2 Pre-Effective Amendment No. 2 (File Nos.
           333-123961, 811-21745) filed September 26, 2005 (Accession No. 0000950135-05-
           005528) and incorporated herein by reference.

    (4)  Delegation Agreement with Investors Bank & Trust Company dated December 11, 2000 pursuant to Rules 17f-5 and 17f-7 filed as Exhibit (j)(e) to Amendment No. 5 on form N-2 of Eaton Vance Prime Rate Reserves (File Nos. 333-32267, 811-05808) filed with the
           Commission on April 3, 2001 (Accession No. 0000940394-01-500125) and incorporated herein by reference.

(h)(1)  Administrative Services Agreement with Eaton Vance Management dated August 30,
1996, filed as Exhibit (9) to Amendment No. 19 and incorporated herein by reference.

(2) Transfer Agency Agreement dated August 1, 2005 filed as Exhibit (h)(3) to Post-
            Effective Amendment No. 109 filed August 25, 2005 and incorporated herein by reference.

    (3)   Sub-Transfer Agency Services Agreement effective August 1, 2005 between PFPC Inc.
           and Eaton Vance Management filed as Exhibit (h)(4) to Post-Effective Amendment No.
           109 filed August 25, 2005 and incorporated herein by reference.

(p)(1)  Code of Ethics adopted by Eaton Vance Corp., Eaton Vance Management, Boston
           Management and Research, Eaton Vance Distributors, Inc. and the Eaton Vance Funds
           effective September 1, 2000, as revised February 1, 2006, filed as Exhibit (p)(l) to the
           Post-Effective Amendment No. 94 of Eaton Vance Growth Trust (File Nos. 2-22019 and
           811-1241) filed January 26, 2006 (Accession No. 0000940394-06-000125) and
incorporated herein by reference.

Item 24. Persons Controlled by or under Common Control with Registrant

       Not Applicable

Item 25. Indemnification

       Article IV of the Registrant's Declaration of Trust permits Trustee and officer indemnification by By-law, contract and vote. Article XI of the By-Laws contains indemnification provisions. Registrant’s Trustees and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 26. Business and Other Connections of Investment Adviser

       Registrant incorporates herein by reference the information set forth under the caption “Investment Advisory and Administrative Services” from the Feeder Fund's SAI.

Item 27. Principal Underwriters

       Not applicable because Registrant does not make a continuous offering of its shares.

Item 28. Location of Accounts and Records

      All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, and the Registrant’s transfer agent, PFPC, Inc., 4400 Computer Drive, Westborough, MA 01581-5120 with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4), (5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant’s Treasurer at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio’s investment adviser, BMR, The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109.

Item 29. Management Services

       Not Applicable

Item 30. Undertakings

       Not Applicable

SIGNATURE

       Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 27th day of April, 2007^ .

EATON VANCE SERIES TRUST By: /s/ Duncan W. Richardson Duncan W. Richardson President